Exhibit 10.2
MSCI INC.
NON-EMPLOYEE DIRECTORS DEFERRAL PLAN
Section 1.    Purpose. The purpose of the MSCI Inc. Non-Employee Directors Deferral Plan (as may be amended from time to time, the “Plan”) is to attract and retain the services of experienced non-employee directors for MSCI Inc. (the “Company”) by providing them with opportunities to defer the payment or settlement of certain compensation and to encourage them to acquire additional shares of the Company’s common stock. This Plan is established pursuant to the MSCI Inc. 2025 Omnibus Incentive Plan (as may be amended from time to time, and including any successor plan thereto, the “Omnibus Plan”), and is hereby amended and restated effective as of the Effective Date (as defined in the Omnibus Plan). Any deferral election made pursuant to the Plan in effect as of immediately prior to the Effective Date shall remain in effect in accordance with its terms.
Section 2.    Definitions. Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the Omnibus Plan.
Section 3.    Eligibility. Each non-employee Director shall be entitled to participate in the Plan. Each such non-employee Director who makes a deferral under the Plan is referred to herein as a “Participant”.
Section 4.    Administration. The Plan shall be administered by the Compensation, Talent and Culture Committee of the Board (the “Committee”). Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate non-employee Directors for participation; (ii) determine the terms and conditions of any deferral made under the Plan; (iii) interpret and administer the Plan and any instrument or agreement relating to, or deferral made under, the Plan; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. To the extent legally permitted, the Committee may, in its discretion, delegate to the General Counsel, the Secretary of the Company, the Chief Human Resources Officer or to one or more officers of the Company any or all authority and responsibility to act with respect to administrative matters with respect to the Plan. The determination of the Committee on all matters within its authority relating to the Plan shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Participants.
Section 5.    Deferrals.
(a)Deferral Elections. Each Participant may elect to defer receipt of all or any portion of any (i) Shares issuable upon settlement of any RSU granted to such Participant under the Omnibus Plan (a “Deferred Stock Unit”) or (ii) Retainer (which may be paid in cash or Shares) granted to such Participant under the Omnibus Plan (a “Deferred Retainer”). Any date on which any such Shares were scheduled to be issued to such Participant upon settlement of an RSU, and/or any date on which any such Retainer was scheduled to be to paid to such Participant, in each case had such Participant not deferred receipt of such Shares and/or Retainer pursuant to the Plan, is referred to herein as the “Scheduled Payment Date”.

(b)Election Forms. A Participant’s deferral election shall be made in the form of a document (an “Election Form”) established for such purpose by the Committee that is executed by such Participant and filed with the Company. The Election Form will require such Participant to specify:

(i)the portion of any Shares issuable upon settlement of any RSU and/or the portion of any Retainer that will be deferred; and
(ii)in the case of a Deferred Retainer, whether distribution will be made to such Participant in cash or Shares.

Each Election Form will remain in effect until superseded by the filing of a new Election Form or revoked pursuant to this Section 5.
(c)Timing of Elections.

(i)Subject to Section 5(c)(ii), an Election Form executed by a Participant shall apply only to any RSU or Retainer that is granted to such Participant at any time following the end of the calendar year in which such Election Form is executed (and in no event shall an Election Form apply to any portion of any RSU or Retainer that relates to services performed prior to the execution thereof). Elections Forms may be filed by a Participant on an annual basis in accordance with this Section 5(c)(i) and the Plan.

(ii)An Election Form filed by a Participant within 30 days after such Participant first becomes eligible to participate in the Plan shall apply to any RSU or Retainer that is granted to such Participant or relates to services performed following the date on which such Participant executes such Election Form.

(d)Revoking Election Forms. A Participant may revoke an Election Form at any time by providing written notice to the Secretary of the Company; provided that such revocation shall apply only to any RSU or Retainer that is granted to such Participant following the year in which such written revocation notice is provided. For clarity, an Election Form will become irrevocable, and may not otherwise be modified after (i) in the case of an Election Form executed pursuant to Section 5(c)(i), January 1 of the calendar year following the year in which such Election Form is executed and (ii) in the case of an Election Form executed pursuant to Section 5(c)(ii), as of the end of such 30-day period.

(e)Redeferrals. Not later than 12 months prior to the date on which the cash or Shares underlying a Deferred Stock Unit or Deferred Retainer is scheduled to be distributed to a Participant, such Participant may elect to redefer such Deferred Stock Unit or Deferred Retainer to a date that is not less than five years after such scheduled distribution date. Such redeferral election shall not take effect until at least 12 months after the date on which the election is made, and shall be made in the form of a document established for such purpose by the Committee that is executed by such Participant and filed with the Secretary of the Company.

(f)Vesting. Each Deferred Stock Unit and each Deferred Retainer shall be fully vested and non- forfeitable at all times from the applicable Scheduled Payment Date.

Section 6.    Timing and Form of Distribution.
(a)Subject to this Section 6, distribution with respect to a Participant’s Deferred Stock Unit or Deferred Retainer shall be made to such Participant in a single lump sum at the time specified on the applicable Election Form, which will include (i) a specified date, (ii) such Participant’s “separation from service” (as defined in Section 409A of the Code) from the Committee or (iii) a specified date following such separation from service.

(b)The Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferred Stock Unit or Deferred Retainer if such Participant experiences an unforeseeable emergency or hardship, provided that such distribution complies with Section 409A of the Code.

(c)All of a Participant’s Deferred Stock Units and Deferred Retainers shall be distributed to such Participant upon a Change in Control or such Participant’s death or “disability” (as defined in Section 409A of the Code).
(d)If the Participant is one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s separation from service from the Committee, any distribution that otherwise would be made to such Participant as a result of such separation from service shall not be made until the date that is six months after such termination of service (subject to earlier death), except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.

(e)Each Deferred Stock Unit shall be distributed in Shares. Each Deferred Retainer shall be distributed in cash or Shares, as specified on the applicable Election Form. Notwithstanding the foregoing, cash shall be distributed in lieu of any fractional Shares that otherwise would have been distributed.

Section 7.    Amount of Distribution.
(a)Distribution in Shares.

(i)Each Deferred Stock Unit and each Deferred Retainer that is scheduled to be distributed in Shares shall be allocated to a separate bookkeeping account (a “Share Account”) established and maintained by the Company to record the number of Shares to which such Deferred Stock Unit or Deferred Retainer relates. In the case of a Deferred Stock Unit, the Share Account shall reflect the number of Shares deferred. In the case of a Deferred Retainer, the Share Account shall reflect a number of Shares determined by dividing the applicable cash amount of the Retainer by the Fair Market Value of a Share on the Scheduled Payment Date, with the value of any fractional Shares paid to the Participant in cash on the Scheduled Payment Date.

(ii)Until the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is scheduled to be distributed in Shares, if the Company pays a regular or ordinary cash dividend on its Shares, the Share Account shall be credited with a number of Shares determined by dividing the amount of the cash dividend by the Fair Market Value of a Share on the dividend payment date, with the value of any fractional shares paid to the Participant in cash on the dividend payment date.

(iii)Notwithstanding anything to the contrary herein, the Participant’s Share Account shall be subject to adjustment in accordance with Section 5(c) of the Omnibus Plan.
(iv)On the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is scheduled to be distributed in Shares, such Participant shall receive that number of Shares equal to the number of Shares credited to the applicable Share Account as of such distribution date.

(b)Distribution in Cash.

(i)A Deferred Retainer that is scheduled to be distributed to a Participant in cash shall be allocated to a separate bookkeeping account (a “Cash Account”) established and maintained by the Company to record the value of such Deferred Retainer. Such Cash Account shall be deemed to have realized applicable investment earnings or losses based on the performance of the investment reference or references selected by such Participant from among the investment references made available under the Plan by the Company from time to time. Such deemed investment earnings or losses shall be credited or debited to such Cash Account as of the end of each calendar quarter.

(ii)On the distribution date applicable to a Participant’s Deferred Retainer, such Participant shall receive an amount in cash equal to the value of such Participant’s Cash Account as of the end of the calendar quarter immediately preceding or ending on such distribution date.

Section 8.    General Provisions Applicable to Deferrals.

(a)Except as may be permitted by the Committee, (i) no deferral and no right under such deferral shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 8(b) and (ii) during a Participant’s lifetime, each deferral, and each right under such deferral, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 8(a) shall not apply to any deferral for which cash or Shares have been distributed to a Participant.

(b)A Participant may make a written designation of beneficiary or beneficiaries to receive all or part of the distributions under this Plan in the event of death at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. Any Shares or cash amounts that become payable upon a Participant’s death, and as to which a designation of beneficiary is not in effect, will be distributed to such Participant’s estate.

(c)Following distribution of Shares, a Participant will be the beneficial owner of the Shares issued to such Participant, and will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the Shares. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Shares issued in accordance with the Plan (and any stock certificates that may subsequently be issued in substitution for the original certificates). The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.

Section 9.    Amendments and Termination.
(a)The Committee, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with applicable law. The Committee further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferral to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Participant under federal, state or local income tax laws or regulations.

(b)The Committee, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements, including under Section 409A of the Code.

(c)Such other changes to deferrals shall be permitted and honored under the Plan to the extent authorized by the Committee and consistent with Section 409A of the Code.
Section 10.    Miscellaneous.

(a)No non-employee Director or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Participant.
(b)The opportunity to make a deferral under the Plan shall not be construed as giving a Participant the right to be retained in the service of the Committee or the Company. A Participant’s deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan and the applicable Election Form.

(c)Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)To the extent applicable, the Company shall be authorized to withhold from any distribution under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of such distribution and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(e)If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or such Election Form, such provision shall be stricken as to such jurisdiction, person or deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.
Section 11. Effective Date of the Plan. The Plan became effective as of the date on which the Plan was originally adopted by the Board, and this Plan, as amended and restated herein, shall become effective as of April 22, 2025.
Section 12. Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Participant and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Participant or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall such Participant or beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or beneficiary for the Company’s performance under the Plan.

Section 13.    Section 409A of the Code. With respect to deferrals that are subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Election Form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
Section 14.    Governing Law. The Plan and the Election Forms shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.